CAPITAL ONE MASTER TRUST (RECEIVABLES)
MONTHLY PERIOD : MARCH 2001

Beginning of the Month Principal Receivables :                                                                  17,256,572,542.41
                                                                                                            ----------------------
Beginning of the Month Finance Charge Receivables :                                                                748,219,840.24
                                                                                                            ----------------------
Beginning of the Month Discounted Receivables :                                                                              0.00
                                                                                                            ----------------------
Beginning of the Month Total Receivables :                                                                      18,004,792,382.65
                                                                                                            ----------------------

Removed Principal Receivables :                                                                                    769,814,833.33
                                                                                                            ----------------------
Removed Finance Charge Receivables :                                                                                31,127,946.25
                                                                                                            ----------------------
Removed Total Receivables :                                                                                        800,942,779.58
                                                                                                            ----------------------

Additional Principal Receivables :                                                                               1,044,256,219.39
                                                                                                            ----------------------
Additional Finance Charge Receivables :                                                                              6,748,820.42
                                                                                                            ----------------------
Additional Total Receivables :                                                                                   1,051,005,039.81
                                                                                                            ----------------------

Discounted Receivables Generated this Period                                                                                 0.00
                                                                                                            ----------------------

End of the Month Principal Receivables :                                                                        16,233,413,300.01
                                                                                                            ----------------------
End of the Month Finance Charge Receivables :                                                                      712,836,162.85
                                                                                                            ----------------------
End of the Month Discounted Receivables :                                                                                    0.00
                                                                                                            ----------------------
End of the Month Total Receivables :                                                                            16,946,249,462.86
                                                                                                            ----------------------

Excess Funding Account Balance                                                                                               0.00
                                                                                                            ----------------------
Adjusted Invested Amount of all Master Trust Series                                                             15,132,976,677.68
                                                                                                            ----------------------

End of the Month Seller Percentage                                                                                          6.78%
                                                                                                            ----------------------

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES)
MONTHLY PERIOD : MARCH 2001                                                                      ACCOUNTS             RECEIVABLES
                                                                                                 --------             -----------

End of the Month Delinquencies :
    30 - 59 Days Delinquent                                                                    334,756.00          274,681,247.35
                                                                                       -------------------  ----------------------
    60 - 89 Days Delinquent                                                                    239,303.00          199,232,054.54
                                                                                       -------------------  ----------------------
    90 + Days Delinquent                                                                       493,293.00          435,248,568.95
                                                                                       -------------------  ----------------------

    Total 30 + Days Delinquent                                                               1,067,352.00          909,161,870.84
                                                                                       -------------------  ----------------------

    Delinquencies 30 + Days as a Percent of End of the Month Total Receivables                                             5.36%*
                                                                                                            ----------------------

Defaulted Accounts During the Month                                                             88,125.00           63,889,103.47
                                                                                       -------------------  ----------------------

Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables                                        4.44%
                                                                                                            ----------------------



*  See note on last page of the report

CAPITAL ONE MASTER TRUST (COLLECTIONS)
MONTHLY PERIOD : MARCH 2001                                                                    COLLECTIONS           PERCENTAGES
                                                                                               -----------           -----------

Total Collections and Gross Payment Rate                                                  2,953,600,068.15                16.40%
                                                                                    -----------------------  --------------------

Collections of Principal Receivables and Principal Payment Rate                           2,550,506,706.97                14.78%
                                                                                    -----------------------  --------------------

    Prior Month Billed Finance Charge and Fees                                              328,305,682.07
                                                                                    -----------------------
    Amortized AMF Income                                                                     37,321,120.09
                                                                                    -----------------------
    Interchange Collected                                                                    28,421,296.88
                                                                                    -----------------------
    Recoveries of Charged Off Accounts                                                       20,748,048.45
                                                                                    -----------------------
    Collections of Discounted Receivables                                                             0.00
                                                                                    -----------------------

Collections of Finance Charge Receivables and Annualized Yield                              414,796,147.49               28.84%*
                                                                                    -----------------------  --------------------

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS)
MONTHLY PERIOD : MARCH 2001

Beginning Unamortized AMF Balance                                                                                 224,977,812.56
                                                                                                             --------------------
+   AMF Slug for Added Accounts                                                                 133,498.22
                                                                                    -----------------------
+   AMF Collections                                                                          25,618,333.78
                                                                                    -----------------------
-   Amortized AMF Income                                                                     37,321,120.09
                                                                                    -----------------------
Ending Unamortized AMF Balance                                                                                    213,408,524.47
                                                                                                             --------------------




                                                   /s/ Tom Feil
                                                   -----------------------------
                                                   Tom Feil
                                                   Director of Securitization



* Consistent with the announcement in Capital One Financial Corporation's fourth quarter 2000 earnings call held on January 16, 2001, Capital One Bank added accounts to the Capital One Master Trust (the "Master Trust") in February 2001 (the "Account Addition"), resulting in a broader cross-section of accounts in the Master Trust. As a result, the gross yield, excess spread and delinquency rate for the Master Trust for February 2001 are higher in comparison to recent Master Trust performance.


For accounts in Capital One Bank's managed portfolio with characteristics similar to accounts in the Account Addition, the gross yield and delinquency rate historically have decreased over time to a level more consistent with the historical gross yield and delinquency rate on accounts in the Master Trust. Over time, gross yield and excess spread for the Master Trust should differ materially from the February 2001 performance.


Changes in the Master Trust's February 2001 performance do not reflect a material change in the performance of Capital One Bank's managed portfolio.


                                                                    Page 8 of 47